Exhibit 4.1

EXECUTION VERSION

INDENTURE

Dated as of June 14, 2010

Between

MICROSOFT CORPORATION,

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Zero Coupon Convertible Senior Notes due 2013

i

ARTICLE 7
CONCERNING THE HOLDERS

Section 7.01.	Who Are Deemed Absolute Owners	45
Section 7.02.	Notes Disregarded	45
Section 7.03.	Revocation of Consents; Future Holders Bound	45

ARTICLE 8
HOLDERS’ MEETINGS

Section 8.01.	Purpose of Meetings	46
Section 8.02.	Call of Meetings by Trustee	46
Section 8.03.	Call of Meetings by Company or Holders	46
Section 8.04.	Qualifications for Voting	47
Section 8.05.	Regulations	47
Section 8.06.	Voting	47
Section 8.07.	No Delay of Rights by Meeting	48

ARTICLE 9
CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 9.01.	Company May Merge or Transfer Assets Only on Certain Terms	48
Section 9.02.	Successor Corporation Substituted	48

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01.	Supplemental Indentures Without Consent of Holders	49
Section 10.02.	Supplemental Indentures With Consent of Holders	49
Section 10.03.	Execution of Supplemental Indentures	51
Section 10.04.	Effect of Supplemental Indentures	51
Section 10.05.	Reference in Notes to Supplemental Indentures	51

ARTICLE 11
COVENANTS

Section 11.01.	Payment of Principal and Special Interest	51
Section 11.02.	Maintenance of Office or Agency	52
Section 11.03.	Money for Notes Payments to Be Held in Trust	53
Section 11.04.	Statement by Officers as to Default	53
Section 11.05.	Waiver of Certain Covenants	54
Section 11.06.	Rule 144A Information Requirement and Annual Reports	54

ARTICLE 12
CONVERSION OF NOTES

Section 12.01.	Conversion Privilege	56
Section 12.02.	Conversion Procedure; Settlement upon Conversion	58
Section 12.03.	Adjustment to Shares Due Upon Conversion Upon a Make-Whole Fundamental Change	61
Section 12.04.	Adjustment of Conversion Rate	62
Section 12.05.	Adjustments of Prices	71
Section 12.06.	Effect of Recapitalizations, Reclassifications and Changes of the Common Stock	71
Section 12.07.	Responsibility of Trustee	74
Section 12.08.	Notice to Holders Prior to Certain Actions	74
Section 12.09.	Stockholder Rights Plans	75

ARTICLE 13
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 13.01.	Repurchase at Option of Holders upon a Fundamental Change	75
Section 13.02.	Withdrawal of Fundamental Change Repurchase Notice	78
Section 13.03.	Deposit of Fundamental Change Repurchase Price	78
Section 13.04.	Covenant to Comply with Applicable Laws upon Repurchase of Notes	79

ARTICLE 14
NO REDEMPTION

Section 14.01.	No Redemption	79

EXHIBIT

Exhibit A	Form of Note	A-1

INDENTURE, dated as of June 14, 2010, between MICROSOFT CORPORATION, a corporation duly organized and existing under the laws of the State of Washington (herein called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its Zero Coupon Convertible Senior Notes due 2013 (the “Notes”), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note and the certificate of authentication, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) “including” means including without limitation;

(f) when used with respect to any Note, the words “convert,” “converted” and “conversion” are intended to refer to the right of the Holder or the Company to convert such Note into cash and shares of Common Stock, if any, in accordance with the terms as hereinafter specified, and these words are not intended to refer to any right of the Holder or the Company to exchange such Note for other Notes of the same series and like tenor pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.05 or another similar provision of this Indenture, unless the context otherwise requires; and references herein to the terms of any Note that may be converted mean such terms as specified for such Note in this Indenture; and

(g) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

“Act,” when used with respect to any Holder, shall have the meaning specified in Section 1.04.

“Additional Shares” shall have the meaning specified in Section 12.03(a).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” shall have the meaning specified in Section 2.06(b).

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal or state or foreign law for the relief of debtors.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 12.01(b)(i). The Company shall initially act as the Bid Solicitation Agent, but the Company may appoint any other Person (other than the Trustee or the Conversion Agent) to act as the Bid Solicitation Agent without prior notice.

“Board of Directors” means either the Board of Directors of the Company or any duly authorized committee of that Board of Directors.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or required by law or executive order to close or be closed.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Percentage” shall have the meaning specified in Section 12.02(b).

“Clause A Distribution” shall have the meaning specified in Section 12.04(c).

“Clause B Distribution” shall have the meaning specified in Section 12.04(c).

“Clause C Distribution” shall have the meaning specified in Section 12.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Equity” means, with respect to any Person, the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, $0.00000625 par value per share, as it exists on the date of this Indenture, subject to Section 12.06.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer of the Company (or any Person designated in writing as authorized to execute and deliver Company Requests and Company Orders), and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 11.02. The Trustee will initially act as the Conversion Agent.

“Conversion Date” shall have the meaning specified in Section 12.02(e).

“Conversion Obligation” shall have the meaning specified in Section 12.01(a).

“Conversion Price” means, as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” means, initially, 29.9434 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Corporate Trust Office” means the principal office of the Trustee at which, at any particular time, its corporate trust business shall be conducted (which office is located as of the date of this Indenture at The Bank of New York Mellon Trust Company, N.A., 700 South Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Trust Administration, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto; provided, however, that for purposes of Section 4.01 only, “Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for each of the 10 consecutive Trading Days during the relevant Observation Period, 10% of the product of (a) the Conversion Rate and (b) the Daily VWAP of the Common Stock on such Trading Day.

“Daily Net Settlement Amount” means, for each of the 10 consecutive Trading Days during the relevant Observation Period:

(a)	if the Company does not elect a Cash Percentage as set forth herein, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and $100, divided by (ii) the Daily VWAP for such Trading Day;

(b)	if the Company elects a Cash Percentage of 100% as set forth herein, cash in an amount equal to the difference between the Daily Conversion Value and $100; or

(c)	if the Company elects a Cash Percentage of less than 100% as set forth herein, (i) cash equal to the product of (x) the difference between the Daily Conversion

Value and $100 and (y) the Cash Percentage and (ii) a number of shares of Common Stock equal to the product of (x)(A) the difference between the Daily Conversion Value and $100, divided by (B) the Daily VWAP for such Trading Day and (y) 100% minus the Cash Percentage.

“Daily Settlement Amount”, for each of the 10 consecutive Trading Days during the relevant Observation Period, shall consist of:

(a)	cash equal to the lesser of (i) $100 and (ii) the Daily Conversion Value; plus

(b)	if the Daily Conversion Value exceeds $100, the Daily Net Settlement Amount.

“Daily VWAP” means, for each of the 10 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MSFT.UQ <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable before the scheduled open of trading on the next Scheduled Trading Day, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Special Interest” means any Special Interest on any Note that is payable but is not punctually paid or duly provided for on the applicable Special Interest Payment Date.

“Depositary” means, with respect to Notes in the form of one or more Global Notes, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Notes as contemplated by Section 2.06(b).

“Distributed Property” shall have the meaning specified in Section 12.04(c).

“Effective Date” shall have the meaning specified in Section 12.03(c).

“Event of Default” shall have the meaning specified in Section 4.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” shall have the meaning specified in Section 1.04.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act, disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b) consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other assets or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries, other than, in each case, any share exchange or merger solely for the purpose of changing the Company’s jurisdiction of incorporation in which the consideration received or to be received by the holders of Common Stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration is the Reference Property upon which the Settlement Amount due upon conversion is based; provided, however, that a transaction where the holders of all classes of the Company’s Common Equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of Common Equity interests of the continuing or surviving Person or transferee or the parent thereof immediately after such event shall not be a Fundamental Change pursuant to this clause (b); or

(c) the Common Stock (or other common stock constituting, in whole or in part, the Reference Property then underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the holders of Common Stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration is the Reference Property upon which the Settlement Amount due upon conversion is based.

“Fundamental Change Company Notice” shall have the meaning specified in Section 13.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 13.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 13.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 13.01(a).

“GAAP” means generally accepted accounting principles in the United States (including, if applicable, International Financial Reporting Standards), as in effect from time to time.

“Global Note” shall have the meaning specified in Section 2.06(b).

“Holder” means any Person in whose name at the date of determination a particular Note is registered in the Note Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Dividend Threshold” shall have the meaning specified in Section 12.04(d).

“Initial Purchaser” means any of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated., Barclays Capital Inc., UBS Securities LLC, BNP Paribas Securities Corp., CastleOak Securities, L.P., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Mizuho Securities USA Inc., Morgan Stanley & Co. Incorporated, RBS Securities Inc., SG Americas Securities, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC.

“Last Reported Sale Price” means, with respect to the Common Stock on any date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported by The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change described in clause (a) or clause (b) of the definition thereof (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session; or (ii) the occurrence or existence prior to 1:00 p.m. (New York City time) on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity” means, when used with respect to any Note, the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether on the Maturity Date or by declaration of acceleration, repurchase or otherwise.

“Maturity Date” means June 15, 2013.

“Measurement Period” shall have the meaning specified in Section 12.01(b)(i).

“Merger Common Stock” shall have the meaning specified in Section 12.06(f)(i).

“Merger Event” shall have the meaning specified in Section 12.06(a).

“Merger Valuation Percentage” for any Merger Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Common Stock” in the definition of “Last Reported Sale Price” were references to the “Merger Common Stock” for such Merger Event), divided by (y) the arithmetic average of the Last Reported Sale Prices of one share of Common Stock over the relevant Merger Valuation Period.

“Merger Valuation Period” means, for any Merger Event, the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Merger Event.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.06(a).

“Note Registrar” shall have the meaning specified in Section 2.06(a).

“Notice of Conversion” shall have the meaning specified in Section 12.02(e).

“Observation Period” means, with respect to any Note surrendered for conversion: (i) if the relevant Conversion Date occurs prior to the 12th Scheduled Trading Day immediately preceding the Maturity Date, the 10 consecutive Trading Days beginning on, and including, the second Trading Day after the related Conversion Date; and (ii) if the relevant Conversion Date occurs on or after the 12th Scheduled Trading Day immediately preceding the Maturity Date, the 10 consecutive Trading Days beginning on, and including, the 12th Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated June 8, 2010, as supplemented by the pricing term sheet dated June 8, 2010, relating to the offering and sale of the Notes.

“Officer” means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the Chief Operating Officer, any Corporate Vice President, the Treasurer, any Assistant Treasurer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Secretary or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“opening of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion of counsel (who may be counsel for the Company) and who shall be reasonably acceptable to the Trustee. The counsel may be an employee of the Company. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely as to factual matters on certificates of the Company or governmental or other officials customary for opinions of the type required.

“Outstanding” means, when used with respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, for whose payment money in the necessary amount as set forth in Section 3.01 has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes;

(c) Notes which have been paid pursuant to Section 2.07 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

(d) Notes as to which any property deliverable upon conversion thereof has been delivered (except that any such Notes will remain outstanding for the purpose of receiving any Special Interest or other amounts due following such conversion as set forth in this Indenture);

(e) Notes required to be cancelled pursuant to Section 2.10;

(f) Notes required to be surrendered to the Trustee for cancellation pursuant to the second paragraph of Section 2.13;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor under the Notes or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal (including any Fundamental Change Repurchase Price, if applicable) and accrued and unpaid Special Interest, if any, on any Notes on behalf of the Company as described in Section 11.02.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and multiples thereof.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Purchase Agreement” means that certain Purchase Agreement, dated June 8, 2010, among the Company and the Initial Purchasers.

“Reference Property” shall have the meaning specified in Section 12.06(a).

“Regular Record Date” means, for the Special Interest, if any, payable on any Special Interest Payment Date on the Notes, the June 1 or December 1 (whether or not such day is a Business Day) immediately preceding the applicable June 15 or December 15 Special Interest Payment Date, respectively.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.06(c).

“Responsible Officer” means, when used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Securities” shall have the meaning specified in Section 2.06(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the U.S. Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Settlement Amount” shall have the meaning specified in Section 12.02(a).

“Settlement Notice” shall have the meaning specified in Section 12.02(b).

“Spin-Off” shall have the meaning specified in Section 12.04(c).

“Special Interest” means all amounts, if any, payable pursuant to Section 4.02(c), Section 11.06(d) and Section 11.06(e), as applicable.

“Special Interest Payment Date” means, with respect to any Special Interest that is payable hereunder, each June 15 and December 15 of each year.

“Special Record Date” means, for the payment of any Defaulted Special Interest, a date fixed by the Trustee pursuant to Section 2.08.

“Stock Price” shall have the meaning specified in Section 12.03(c).

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Successor” shall have the meaning specified in Section 9.01(a).

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded, except that if the Common Stock (or other security for which a Daily VWAP or Last Reported Sale Price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” means, with respect to the Notes on any date of determination, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5 million principal amount of the Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent nationally recognized securities dealers the Company selects; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent or the Company (if the Company is acting as Bid Solicitation Agent)

cannot reasonably obtain at least one bid for $5 million principal amount of the Notes from a nationally recognized securities dealer, then the “Trading Price” per $1,000 principal amount of Notes on such date of determination shall be deemed to be less than 95% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such date. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when it is required to, instruct the Bid Solicitation Agent to obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination, then, in either case, the “Trading Price” per $1,000 principal amount of Notes shall be deemed to be less than 95% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure.

“transfer” shall have the meaning specified in Section 2.06(c).

“Trigger Event” shall have the meaning specified in Section 12.04(c).

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 12.06(a).

“Valuation Period” shall have the meaning specified in Section 12.04(c).

“Vice President” means, when used with respect to the Company or the Trustee, any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee, if requested by the Trustee, an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished by the Company.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 11.03) shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Record Dates. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced (a) by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, including through an electronic system for tabulating consents operated by the Depositary for the Notes (such action becoming effective, except as herein otherwise expressly provided, when such instruments or evidence of electronic consents are delivered to the Trustee and the Company), or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 8, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Such instrument or instruments, and record, as the case may be (and the action embodied therein and evidenced thereby), are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Section 5.01, Section 5.03 and Section 8.05, conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee reasonably deems sufficient. Where such execution is by a Person acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 8.06.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of the Notes; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 1.06.

The Trustee may set any day as a record date for the purpose of determining the Holders of the Outstanding Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 4.02, (iii) any request to institute proceedings referred to in Section 4.07(b) or (iv) any direction referred to in Section 4.11, in each case with respect to the Notes. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of the Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of the Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of the Notes in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section 1.04, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by facsimile) to or with the Trustee at its Corporate Trust Office at the location specified in Section 1.01; or

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of the Secretary of the Company at the address of the Company’s principal office specified in writing to the Trustee by the Company and, until further notice, at One Microsoft Way, Redmond, Washington 98052-6399, fax number: 425-936-7329, Attention: Corporate Vice President and Treasurer.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including pdf files); provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction.

Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the Applicable Procedures of the Depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

Section 1.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

Section 1.09. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11. Governing Law. THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 1.12. Legal Holidays. In any case where any Special Interest Payment Date, Fundamental Change Repurchase Date, due date for the payment or delivery of amounts owed upon conversion, Maturity Date, or other date on which payment is due is not a Business Day, then the payment or delivery of principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid Special Interest, if any, on, or amounts due upon conversion of, the relevant Note(s) may be made on the next succeeding Business Day with the same force and effect as if made on the Special Interest Payment Date, Fundamental Change Repurchase Date, due date for the payment or delivery of amounts owed upon conversion, Maturity Date or any other such date. No interest shall accrue for the period from and after any such Special Interest Payment Date, Fundamental Change Repurchase Date, due date for the payment or delivery of amounts owed upon conversion, Maturity Date or such other date, as the case may be, to the date of such payment or delivery.

Section 1.13. No Recourse Against Others. A director, officer, employee or stockholder as such of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting the Notes, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 1.14. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AS BETWEEN THE COMPANY AND THE TRUSTEE ONLY ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 1.15. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Trading Price of the Notes, accrued Special Interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of the Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company. In addition, the Trustee and the Conversion Agent shall not be responsible for monitoring, without limitation, the Measurement Period, the Stock Price, the Trading Price or the Observation Period.

ARTICLE 2

THE NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “Zero Coupon Convertible Senior Notes due 2013” and shall be general unsecured obligations of the Company. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $1,250,000,000, subject to Section 2.13 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.07, Section 10.05, Section 12.02(f) and Section 13.03(c).

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid Special Interest, if any, on, each Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Date and Denomination of Notes. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. No Note shall bear interest, and the principal amount thereof shall not accrete. However, each Note shall bear Special Interest, if any, in accordance with Section 4.02(c), Section 11.06(d) and Section 11.06(e), as applicable.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Special Interest Payment Date shall be entitled to receive the Special Interest, if any, payable on such Special Interest Payment Date. Special Interest, if any, shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay any Special Interest (i) on any Physical Notes (A) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to the Holders of these Notes at their address as it appears in the Note Register or, in either case, upon application by a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 2.04. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its Chief Executive Officer, its Chief Financial Officer, its Chief Accounting Officer, its Treasurer, one of its Corporate Vice Presidents or one of its Assistant Treasurers. The signature of any of these officers on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.10, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.05. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and, upon Company Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes of such series, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Company pursuant to Section 11.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such tenor.

Section 2.06. Registration, Registration of Transfer and Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 11.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note to the Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Note Registrar shall (if one or more Physical Notes are to be issued in respect of a beneficial interest in a Global Note) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred to a Physical Note, and the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount and bearing such restrictive legends as may be required by this Indenture.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations and of like tenor and principal amount, upon surrender of the Notes to be exchanged at such office or agency maintained by the Company pursuant to Section 11.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be charged to the Holder for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion in accordance with Article 12 or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 13.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law and subject to subsection (c) below, all Notes shall be represented by one or more Notes in global form without interest coupons (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and Cede & Co., or such other Person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) Every Note that bears or is required under this Section 2.06(c) to bear the legend set forth in this Section 2.06(c) (collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is one year after the later of (1) the original issue date of the Notes and (2) the last date on which the Company or any Affiliate of the Company was the owner of the relevant Note (or any predecessor of such Note), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THE OFFER AND SALE OF THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR SUCH SHARES OF COMMON STOCK, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH MICROSOFT CORPORATION OR ANY AFFILIATE OF MICROSOFT CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO MICROSOFT CORPORATION OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF MICROSOFT CORPORATION AND THE TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER IN THE SOLE DISCRETION OF MICROSOFT CORPORATION AFTER THE RESALE RESTRICTION TERMINATION DATE.

Any Common Stock issued upon conversion of the Notes prior to the Resale Restriction Termination Date shall bear a similar legend. The restrictions set forth herein shall not apply to a Note or any Common Stock issuable upon conversion of a Note subsequent to the Resale Restriction Termination Date or after such Note or Common Stock has been sold pursuant to an effective registration statement.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked. Prior to the Resale Restriction Termination Date, the Company and the Trustee reserve the right to require, prior to any offer, sale or other transfer made in which the fourth box of the Form of Assignment and Transfer has been checked the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee, as the case may be.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.06(c). The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.06(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.06(c).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for the Depositary.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of the Notes requests that its Notes be issued as Physical Notes, the Company will execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Physical Notes to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such Global Note.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee and any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial interests.

(d) The Company shall not, and the Company shall use its best efforts not to permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that upon resale would constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

Section 2.07. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel to the Company and the fees and expenses of the Trustee and its counsel) connected therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08. Payment of Special Interest; Special Interest Rights Preserved. Special Interest on any Note which is payable, and is punctually paid or duly provided for, on any Special Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for the payment of such Special Interest.

Any Defaulted Special Interest shall forthwith cease to be payable to the Holder on the relevant Special Interest Payment Date by virtue of its having been such Holder, but shall accrue interest per annum at the Special Interest rate, if any, borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant Special Interest Payment Date to, but excluding, the date on which such Defaulted Special Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Special Interest to the Persons in whose names the Notes (or their Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Special Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Special Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Special Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Special Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Special Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Special Interest and the Special Record Date therefor to be given to each Holder of Notes in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Special Interest and the Special Record Date therefor having been so mailed, such Defaulted Special Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Special Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.08, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to Special Interest, if any, accrued and unpaid, and to accrue, if applicable, which were carried by such other Note.

Section 2.09. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and, subject to Section 2.08, any Special Interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.10. Cancellation. All Notes (a) surrendered for payment, repurchase, registration of transfer or exchange or conversion or (b) purchased by the Company in accordance with the second paragraph of Section 2.13 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section

2.10, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary procedures. The Trustee shall provide the Company a list of all Notes that have been cancelled from time to time as requested by the Company.

Section 2.11. Computation of Special Interest. Special Interest, if any, on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.12. CUSIP Numbers. The Company in issuing any Notes may use “CUSIP” or “ISIN” numbers and/or other similar numbers, if then generally in use, and thereafter with respect to the Notes, the Trustee may use such numbers in any notice with respect to the Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers.

Section 2.13. Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, issue additional Notes hereunder with the same terms (except for the issue price, the date on which any Special Interest may begin to accrue in respect of such additional Notes and the first Special Interest Payment Date, if any) and with the same CUSIP number (or different CUSIP numbers) as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that if the same CUSIP is used for such additional Notes, then such additional Notes must be part of the same issue as the Notes initially issued hereunder for U.S. federal income tax purposes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order and an Officer’s Certificate and Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 1.02, as the Trustee shall reasonably request. Such additional Notes shall be considered Outstanding for all purposes under this Indenture.

The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries, or though a private or public tender or exchange offer or through counterparties to private agreements, including by cash settled swaps or other derivatives. The Company shall cause any Notes so purchased to be surrendered to the Trustee for cancellation pursuant to Section 2.10, and they shall no longer be considered Outstanding under this Indenture upon their purchase.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash and/or shares of Common Stock (in the case of conversion) sufficient to pay all of the Outstanding Notes and all other sums due and payable under this Indenture by the Company; and

(b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 5.07 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 3.01, the obligations of the Trustee under Section 3.02 and the last paragraph of Section 11.03 shall survive.

Section 3.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 11.03, all money and shares of Common Stock deposited with the Trustee pursuant to Section 3.01 shall be held in trust and applied by it, in accordance with the provisions of this Indenture, to the payment or delivery, as the case may be, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (including the Fundamental Change Repurchase Price, if applicable), Special Interest, if any, and consideration due upon conversion for whose payment such consideration has been deposited with the Trustee. All money and shares of Common Stock deposited with the Trustee pursuant to Section 3.01 (and held by it or any Paying Agent) for the payment of Notes subsequently converted into other property shall be returned to the Company upon Company Request.

ARTICLE 4

DEFAULTS AND REMEDIES

Section 4.01. Events of Default. An “Event of Default” means, whenever used herein or in a Note issued hereunder with respect to the Notes, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the Company defaults in the payment of any installment of Special Interest on any Note for 30 days after becoming due;

(b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable on the Maturity Date, upon required repurchase in connection with a Fundamental Change, upon declaration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and the failure continues for five days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 13.01(c) or notice of a specified corporate event in accordance with Section 12.01(b)(ii) or Section 12.01(b)(iii), and in either case the failure continues for five days following the date upon which such notice becomes due;

(e) subject to Section 4.02(c), the Company defaults in the performance of, or breaches, any of its covenants and agreements in this Indenture or the Notes (other than as referred to in clauses (a), (b), (c) or (d) above), and such default or breach continues for a period of 90 days after the notice specified below has been received;

(f) the Company pursuant to or within the meaning of the Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) files a petition in bankruptcy or answer or consent seeking reorganization or relief;

(vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(vii) takes any comparable action under any foreign laws relating to insolvency; or

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company in an involuntary case, or adjudicates the Company insolvent or bankrupt;

(ii) appoints a Custodian of the Company or for all or substantially all of the property of the Company; or

(iii) orders the winding-up or liquidation of the Company (or any similar relief is granted under any foreign laws),

and the order or decree remains unstayed and in effect for 90 days.

A Default with respect to Notes under clause (e) of this Section 4.01 shall not be an Event of Default until the Trustee (by written notice to the Company) or the Holders of at least 25% in aggregate principal amount of the outstanding Notes (by written notice to the Company and the Trustee) gives notice of the Default and the Company does not cure such Default within the time specified in clause (e) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 4.02. Acceleration of Maturity; Rescission and Annulment. (a) Subject to the last paragraph of Section 4.01, if an Event of Default (other than an Event of Default specified in Section 4.01(f) or (g)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of all the Notes, together with accrued and unpaid Special Interest thereon, if any, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration, such principal amount, together with accrued and unpaid Special Interest thereon, if any, shall become immediately due and payable. If an Event of Default specified in Section 4.01(f) or (g) occurs, the principal amount of the Notes, together with any accrued and unpaid Special Interest thereon, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Upon payment of such amount, all obligations of the Company in respect of the payment of principal of and Special Interest on the Notes shall terminate.

(b) At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 4 provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i) any overdue Special Interest on all Notes,

(ii) the principal of any Notes which have become due otherwise than by such declaration of acceleration and any Special Interest thereon at the rate or rates prescribed therefor in this Indenture or the Notes, as the case may be,

(iii) to the extent that payment of such interest is lawful, interest upon any overdue Special Interest at the rate or rates prescribed therefor in the Notes, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default, other than the non-payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of and any Special Interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 4.12.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(c) Special Interest. Notwithstanding anything in this Indenture or the Notes to the contrary, to the extent the Company elects, the sole remedy for an event that would otherwise constitute an Event of Default under Section 4.01(e) relating to the Company’s failure to comply with its obligations as set forth in Section 11.06(b) shall, after the occurrence of such event, consist exclusively of the right to receive Special Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes Outstanding for each day during the 180-day period beginning on, and including, the occurrence of such event during which such Event of Default would otherwise be continuing. However, at no time shall the Special Interest payable pursuant to this Section 4.02(c), together with any Special Interest that may accrue pursuant to Section 11.06(d) and Section 11.06(e), exceed a rate of 0.25% per annum.

In order to elect to pay Special Interest as the sole remedy during the first 180 days after the occurrence of any event that would otherwise constitute an Event of Default under Section 4.01(e) relating to the Company’s failure to comply with its obligations set forth in Section 11.06(b) in accordance with the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the failure by the Company to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 4.02(a). On the 180th day after such event (if the event that would otherwise constitute an Event of Default relating to the Company’s reporting obligations under Section 11.06(b) is not cured or waived prior to such 180th day), the Notes will be subject to acceleration as provided in Section 4.02(a). Nothing contained in this Section 4.02 shall affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Special Interest following such event in accordance with this paragraph, the Notes shall be immediately subject to acceleration as provided in Section 4.02(a).

Section 4.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if (a) default is made in the payment of any Special Interest on any Note when such Special Interest becomes due and payable and such default continues for a period of 30 days, or (b) default is made in the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of any Note on the Maturity Date (or Fundamental Change Repurchase Date, as the case may be), the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (including the Fundamental Change Repurchase Price, if applicable) and Special Interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (including the Fundamental Change Repurchase Price, if applicable) and on any overdue Special Interest, at the Special Interest rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 4.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it and any predecessor Trustee under Section 5.07.

Section 4.05. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, any predecessor Trustee under Section 5.07, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 4.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article 4 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or Special Interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 5.07;

SECOND: To the payment of the amounts then due and unpaid for principal of and Special Interest, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and accrued and unpaid Special Interest, if any, respectively; and

THIRD: To the payment of the remainder, if any, to the Company.

Section 4.07. Limitation on Suits. Except to enforce the right to receive payment of principal (including the Fundamental Change Repurchase Price, as applicable) or Special Interest, if any, when due, or the right to receive payment or delivery, as the case may be, of the consideration due upon conversion, no Holder of the Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder, unless:

(a) an Event of Default has occurred and is continuing and such Holder has given the Trustee prior written notice of such continuing Event of Default;

(b) Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have requested in writing the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the loss, liabilities or expenses to be incurred in compliance with such request;

(d) the Trustee has not complied with such request within 60 days after its receipt of such request and the offer of security or indemnity; and

(e) the Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 4.08. Unconditional Right of Holders to Receive Principal and Special Interest and to Convert Notes. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment or delivery, as the case may be, of the principal (including the Fundamental Repurchase Price, if applicable) of and, subject to Section 2.03, Special Interest, if any, on such Note at Maturity (or, in the case of repurchase, on the Fundamental Change Repurchase Date) and the consideration due upon conversion of the Notes in accordance with Article 12 and to institute suit for the enforcement of any such payment or delivery, as the case may be, and any such right to convert, and such rights shall not be impaired without the consent of such Holder.

Section 4.09. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.10. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 4 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 4.11. Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture, and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 4.12. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except:

(a) a Default in the payment of the principal (including any Fundamental Change Repurchase Price) of and accrued and unpaid Special Interest, if any, on any Note when due and has not been cured;

(b) a Default by the Company in the payment or delivery, as the case may be, of the consideration due upon conversion of the Notes; or

(c) a Default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 4.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs against any such party litigant, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that this Section 4.13 shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee, a suit by a Holder under Section 4.08, or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Notes.

Section 4.14. Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.15. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE 5

THE TRUSTEE

Section 5.01. Certain Duties and Responsibilities of Trustee. (a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes, and no implied covenants or obligations shall be read into this Indenture against the Trustee with respect to the Notes; and

(ii) in the absence of bad faith on its part, the Trustee may rely with respect to the Notes, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Section 5.01(c) shall not be construed to limit the effect of Section 5.01(a);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.01.

Section 5.02. Notice of Defaults. If a Default or an Event of Default occurs with respect to Notes and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder of the Notes notice of the Default within 90 days after it is known to a Responsible Officer or written notice of it is received by a Responsible Officer of the Trustee. Except in the case of a Default in payment or delivery, as the case may be, of principal of or Special Interest on, or consideration due upon conversion of, any Notes, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is not opposed to the interests of Holders of the Notes.

Section 5.03. Certain Rights of Trustee. Subject to the provisions of Section 5.01:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) if so requested by the Trustee, any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to its agents;

(i) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to avoid and mitigate the effects of such occurrences and to resume performance as soon as practicable under the circumstances); and

(l) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof or unless written notice of any event which is in fact such a default shall have been received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 5.04. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The

Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 5.05. May Hold Notes. The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 5.12, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

Section 5.06. Money Held in Trust. Money held by the Trustee in trust hereunder shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 5.07. Compensation and Reimbursement. The Company agrees (a) to pay to the Trustee from time to time such reasonable compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith, and the Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; and

(c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(f) or Section 4.01(g), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 5.07, except with respect to funds held in trust for the benefit of the Holders of Notes.

The provisions of this Section 5.07 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 5.08. Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the Borough of Manhattan, The City of New York or any other major city in the United States that is acceptable to the Company. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 5.08 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent annual report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 5.

Section 5.09. Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 5 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.10.

The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes, upon written notice delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time:

(a) the Trustee shall cease to be eligible under Section 5.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(b) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee with respect to the Notes or (ii) subject to Section 4.13, Holders of 10% in aggregate principal amount of the Notes who have been bona fide Holders of such Notes for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 5.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.10, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 5.10, Holders of 10% in aggregate principal amount of the Notes who have been bona fide Holders of the Notes for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee in the manner provided in Section 1.05. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 5.10. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee a written instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver a written instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee, the Company, the retiring Trustee and each successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 5.

Section 5.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article 5, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or sale to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 5.12. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE 6

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 6.01. Company to Furnish Trustee Names and Addresses of Holders. If the Trustee is not the Note Registrar, the Company shall cause the Note Registrar to furnish to the Trustee, in writing at least five Business Days before each Special Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes.

Section 6.02. Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.01 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

ARTICLE 7

CONCERNING THE HOLDERS

Section 7.01. Who Are Deemed Absolute Owners. The Company, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid Special Interest, if any, on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 7.02. Notes Disregarded. Notes that are owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company that have been pledged in good faith may be regarded as Outstanding if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 5.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

Section 7.03. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 1.04, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 1.04, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 8

HOLDERS’ MEETINGS

Section 8.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 8 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 4;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 5;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 8.02. Call of Meetings by Trustee. The Trustee may (but shall not be required to unless directed by the Company or the Holders in accordance with the terms of this Indenture) at any time call a meeting of Holders to take any action specified in Section 8.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 1.04, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty nor more than ninety days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes Outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 8.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Notes then Outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.

Section 8.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 8.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 8.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 7.02, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 8.02 or Section 8.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 8.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 8.07. No Delay of Rights by Meeting. Nothing contained in this Article 8 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 9

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 9.01. Company May Merge or Transfer Assets Only on Certain Terms. The Company shall not consolidate with or merge with or into, or sell, transfer, lease or convey all or substantially all of its properties and assets to, in one transaction or a series of related transactions, any other Person, unless:

(a) the Company shall be the continuing entity, or the resulting, surviving or transferee Person (the “Successor”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture and shall have provided for the right to convert such Notes in accordance with its terms;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) if requested, the Trustee receives from the Company an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture, if any, comply with the applicable provisions of this Indenture.

Section 9.02. Successor Corporation Substituted. The Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, with the same effect as if the Successor had been an original party to this Indenture, and the Company shall be released from all its liabilities and obligations under this Indenture and the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to add to the Company’s covenants for the benefit of Holders of the Notes or to surrender any right or power herein conferred upon the Company;

(b) to evidence the succession of another Person to, and the assumption by the Successor of the covenants, agreements and obligations of the Company under this Indenture pursuant to Article 9;

(c) to add any additional Events of Default for the benefit of the Holders of the Notes;

(d) to increase the Conversion Rate;

(e) to add one or more guarantees for the benefit of Holders of the Notes;

(f) to secure the Notes pursuant to the convents of this Indenture;

(g) to add or appoint a successor or separate Trustee or other agent;

(h) to provide for the issuance of additional Notes;

(i) comply with the rules of the Depositary;

(j) provide for uncertificated Notes in addition to, or in place of, certificated Notes;

(k) to cure any ambiguity, omission, defect or inconsistency; provided that the change does not adversely affect the interests of the Holders of the Notes;

(l) to conform the provisions of this Indenture or the Notes to the “Description of Notes” section in the Offering Memorandum; and

(m) to change any other provision; provided that the change does not adversely affect the interests of the Holders of the Notes.

Section 10.02. Supplemental Indentures With Consent of Holders. With the consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding

(including consents obtained in connection with a tender offer or exchange for Notes), the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) change the Maturity of the principal of, or installment of Special Interest, if any, on, any Note;

(b) reduce the principal amount of, or the rate of Special Interest, if any, on, any Note;

(c) change the coin or currency in which the principal of or Special Interest, if any, on any Note is payable;

(d) impair the right of any Holder to institute suit for the enforcement of any payment on or after the Maturity of any Note;

(e) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required in order to take certain actions under this Indenture;

(f) reduce the requirements for quorum or voting by Holders of Notes in this Indenture or the Notes;

(g) modify any of the provisions of this Section 10.02, Section 4.12 or Section 11.05, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 10.02 and Section 11.05, or the deletion of this proviso, in accordance with the requirements of Section 5.10 and Section 10.01(g);

(h) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

(i) make any change that adversely affects in any material respect the right to convert any Note or decrease the Conversion Rate or increase the Conversion Price of the Notes, unless such decrease or increase is permitted by the terms of this Indenture and the Notes.

(j) modify any of the above provisions.

It shall not be necessary for any Act of Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Act shall approve the substance thereof.

After a supplemental indenture under this Section 10.02 becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture or a copy of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, or any failure of the Company to mail such supplemental indenture, shall not in any way impair or affect the validity of any such supplemental indenture.

Section 10.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and, subject to Section 5.01, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent in this Indenture to the execution of such supplemental indenture, if any, have been complied with; provided, however, that no such Opinion of Counsel shall be required in the case of any supplemental indenture executed and delivered concurrently with the original execution and delivery of this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.05. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for the Outstanding Notes, upon surrender of such Notes then Outstanding.

ARTICLE 11

COVENANTS

Section 11.01. Payment of Principal and Special Interest. The Company covenants and agrees for the benefit of the Notes that it will duly and punctually pay the principal (including the Fundamental Change Repurchase Price, if applicable) of and Special Interest on the Notes in accordance with the terms of the Notes and this Indenture. Principal and Special Interest, if any, shall be considered paid on the date due if, on or before 11:00 a.m. (New York City time) on such date, the Trustee or the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 11.03) holds in accordance with this Indenture money sufficient to pay all principal and Special Interest then due.

The Company shall pay interest on overdue principal at the rate on which Special Interest may accrue, and it shall pay interest on overdue installments of Special Interest at the same rate to the extent lawful as provided in Section 2.03.

Notwithstanding anything to the contrary contained in this Indenture, the Company or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or interest payments hereunder. For the avoidance of doubt, if the Conversion Rate is adjusted pursuant to Section 12.04 of this Indenture, to the extent such adjustment results in a constructive distribution to any Holder of the Notes under Section 305 of the Code that is subject to withholding, the Company may, at its option, recoup or set-off such liability against any payments made in respect of the Notes to such Holder.

Section 11.02. Maintenance of Office or Agency. The Company will maintain in New York, New York an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; and such required office or agency in New York, New York shall be at an office of the Trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration. The Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 11.03. Money for Notes Payments to Be Held in Trust. (a) If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date for the principal of or Special Interest, if any, on any of the Notes, segregate and hold in trust for the benefit of the Holders of such Notes a sum sufficient to pay the principal (including the Fundamental Change Repurchase Price, if applicable) and Special Interest, if any, so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, no later than 11:00 a.m. (New York City time) on each due date for the principal (including the Fundamental Change Repurchase Price, if applicable) of or Special Interest, if any, on any Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders of such Notes entitled to the same, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 11.03, that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal (including the Fundamental Change Repurchase Price, if applicable) of or Special Interest, if any, on the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of or Special Interest, if any, on any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable) or Special Interest, if any, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 11.04. Statement by Officers as to Default. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company ending after the date hereof an Officer’s Certificate signed by its principal executive officer, principal financial officer or principal accounting officer, stating whether or not, to the best knowledge of such officer, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 11.05. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 10.01(a) or Section 10.01(h) for the benefit of the Holders of the Notes, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 11.06. Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or shares of Common Stock issued upon conversion of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or shares of Common Stock issued upon conversion of the Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A under the Securities Act.

(b) The Company shall file with the Trustee within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 11.06(b) at the time such documents are filed via the EDGAR system.

(c) Delivery of the reports and documents described in Section 11.06(a) and Section 11.06(b) to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(d) If, at any time during the six-month period beginning on, and including, the date which is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K) or the Notes are not otherwise freely tradeable by Holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), the Company shall pay Special Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes Outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or for so long as the Notes are not so freely tradeable.

(e) If, and for so long as, the restrictive legend on the Notes specified in Section 2.06(c) has not been removed, or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes) as of the 365th day after the last issue date of the original issuance of the Notes issued hereunder, the Company shall pay Special Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of Notes then Outstanding until the Notes are freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes); provided that the Company shall not pay Special Interest on the Notes for failure to remove the restrictive legend on the Notes unless the Company has received a request to do so by a Holder, any Initial Purchaser or the Trustee on or after the 335th day after the last issue date of the original issuance of the Notes issued hereunder, except that if the Company receives such a request on or after the 5th Business Day immediately preceding such 365th day and the restrictive legend on the Notes has not been removed by the close of business on the 5th Business Day thereafter, Special Interest will accrue from such 365th day.

(f) Any Special Interest payable pursuant to Section 11.06(d) or Section 11.06(e) shall be payable in arrears on each Special Interest Payment Date, and will be in addition to any Special Interest that may have accrued or may in the future accrue at the Company’s election as the sole remedy relating to the failure to comply with its reporting obligations pursuant to Section 11.06(b), except that at no time will the Special Interest payable pursuant to Section 11.06(d) or Section 11.06(e), together with any Special Interest that may accrue pursuant to Section 4.02(c), exceed a rate of 0.25% per annum at such time. When the Notes become freely tradable as described in Section 11.06(d) or Section 11.06(e), as the case may be, accrued and unpaid Special Interest payable pursuant to Section 11.06(d) or Section 11.06(e) to, but excluding, the date on which the Notes become freely tradable shall be paid in cash on the next Special Interest Payment Date. If Special Interest is payable by the Company pursuant to Section 11.06(d) or Section 11.06(e), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Special Interest that is payable and (ii) the date on which such Special Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Special Interest is payable. If the Company has paid Special Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

ARTICLE 12

CONVERSION OF NOTES

Section 12.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 12, each Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of its Notes (i) subject to satisfaction of one or more of the conditions described in Section 12.01(b), at any time prior to the close of business on the Business Day immediately preceding March 15, 2013 under the circumstances and during the periods set forth in Section 12.01(b), and (ii) irrespective of the conditions described in Section 12.01(b), on or after March 15, 2013 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, into an amount of cash up to the aggregate principal amount of the Notes to be converted and cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the election of the Company in the manner set forth herein, in respect of the remainder, if any, of the conversion obligation in excess of the aggregate principal amount of the Notes being converted, based on the sum of the Daily Settlement Amounts of such Notes for each of the 10 consecutive Trading Days during the relevant Observation Period (subject to the settlement provisions of Section 12.02, the “Conversion Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding March 15, 2013, the Notes may be surrendered for conversion during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 95% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. If the Company is not then acting as the Bid Solicitation Agent, the Company shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination; and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price of the Notes) unless a Holder of a Note provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 95% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. Promptly (but in any event within 2 Business Days) after the Company shall have received such evidence, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 95% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than 95% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

(ii) Prior to the close of business on the Business Day immediately preceding March 15, 2013, if the Company elects to:

(A) issue to all or substantially all holders of its Common Stock rights, options or warrants (other than rights issued to the holders of Common Stock pursuant to the adoption of a rights plan and that have not been separated from the Common Stock) entitling them for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase shares of its Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of its Common Stock the Company’s assets (including cash), debt securities or rights to purchase securities of the Company (other than (i) rights issued to the holders of Common Stock pursuant to the adoption of a rights plan and that have not been separated from the Common Stock or (ii) a dividend or distribution in shares of the Common Stock), which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 20% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least 20 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, the Notes may be surrendered for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding such Ex-Dividend Date and (2) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time. Holders, however, may not convert their Notes if provision is made for Holders of the Notes to participate, at the same time and upon the same terms, as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described above without having to convert their Notes as if they held a number of shares of the Common Stock equal to the Conversion Rate multiplied by the principal amount (expressed in thousands) of Notes held by such Holders.

(iii) Prior to the close of business on the Business Day immediately preceding March 15, 2013, if a transaction or event that constitutes a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 13.01, the Notes may be surrendered for conversion at any time from or after the Effective Date of such Make-Whole Fundamental Change (or, if later, the Business Day upon which the Company is required to give Holders notice of such transaction in accordance with the immediately succeeding sentence) until 30 Trading Days after such Effective Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than the actual Effective Date of such Make-Whole Fundamental Change or, if later, within two Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction.

(iv) Prior to the close of business on the Business Day immediately preceding March 15, 2013, the Notes may be surrendered for conversion during any calendar quarter commencing after September 30, 2010 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.

Section 12.02. Conversion Procedure; Settlement upon Conversion. (a) Except as provided in Section 12.03(c) and Section 12.06(c), upon conversion of any Note, on the third Scheduled Trading Day immediately following the last Trading Day of the relevant Observation Period, the Company shall settle its Conversion Obligation as set forth in this Section 12.02. Upon conversion, the Company shall satisfy its Conversion Obligation by paying or delivering, as the case may be, to Holders in respect of each $1,000 principal amount of Notes being converted a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 10 Trading Days during the relevant Observation Period.

(b) All conversions occurring on or after the 12th Scheduled Trading Day immediately preceding the Maturity Date shall be settled using the same forms and amounts of consideration. Prior to the 12th Scheduled Trading Day immediately preceding the Maturity Date, the Company shall use the same forms and amounts of consideration for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same forms and amounts of consideration with respect to conversions that occur on different Trading Days. If the Company elects to settle all or a portion of its Conversion Obligation in excess of the principal portion of the Notes being converted in cash, the Company shall inform converting Holders through the Trustee of such election (a “Settlement Notice”) no later than the Scheduled Trading Day immediately following the related Conversion Date (or in the case of any conversions occurring on or after the 12th Scheduled Trading Day immediately preceding the Maturity Date, no later than the Scheduled Trading Day immediately preceding such 12th Scheduled Trading Day) and the Company will indicate in the Settlement Notice the percentage of each share issuable upon conversion in excess of the principal portion of the Notes being converted that will be paid in cash (the “Cash Percentage”). If the Company does not timely make such an election, the Company shall no longer have the right to elect a Cash Percentage and the Company shall settle its Conversion Obligation by paying cash in respect of the principal portion of converted Notes and delivering shares of the Common Stock in respect of the remainder, if any, of its Conversion Obligation in excess of the aggregate principal portion of the Notes being converted as set forth herein.

(c) The Settlement Amount shall be determined by the Company promptly following the last Trading Day of the Observation Period. Promptly after such determination of the Settlement Amount, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Settlement Amount. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(d) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP of the Common Stock on the last Trading Day of the applicable Observation Period.

(e) Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to the Special Interest, if any, payable on the next Special Interest Payment Date to which such Holder is not entitled as set forth in Section 12.02(h) and, if required, pay taxes or duties, if any, as required by Section 12.02(f) and (ii) in the case of a Physical Note (1) complete and manually sign a notice in the form of the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”), (2) deliver such notice, which is irrevocable, and such Physical Note, duly endorsed to the Company or in blank, at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay all transfer or similar taxes, if any, as required by Section 12.02(f) and (5) if required, pay funds equal to the Special Interest, if any, payable on the next Special Interest Payment Date to which such Holder is not entitled as set forth in Section 12.02(h). The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 12 on the Conversion Date for such conversion. A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the relevant procedures in the immediately preceding sentence. No Note may be surrendered for conversion by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Note and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 13.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(f) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, duty or similar charge required by law that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid Special Interest, if any, except as set forth below. The Company’s payment and delivery, as the case may be, to the Holder of cash and shares of Common Stock, if any, in respect of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid Special Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid Special Interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid Special Interest, if any, shall be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date for the payment of Special Interest, Holders of such Notes at the close of business on such Regular Record Date shall receive the Special Interest, if any, payable on such Notes on the corresponding Special Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Special Interest Payment Date must be accompanied by funds equal to the amount of Special Interest, if any, payable on the Notes so converted; provided that no such payment need be made (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Special Interest Payment Date; or (3) to the extent of any overdue Special Interest, if any overdue Special Interest exists at the time of conversion with respect to such Note.

(i) The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder or beneficial owner of such Notes has requested that shares of Common Stock be issued in a name other than that of the Holder or beneficial owner of the converted Notes, then such taxes shall be paid by such Holder or beneficial owner, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until such Holder or beneficial owner shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 12.03. Adjustment to Shares Due Upon Conversion Upon a Make-Whole Fundamental Change. (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances set forth below, increase the Conversion Rate for the Notes so surrendered for conversion, as set forth below (the “Additional Shares”). A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Scheduled Trading Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 30th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) Upon conversion of Notes in connection with a Make-Whole Fundamental Change, the Company shall pay or deliver, as the case may be, the consideration due in respect of such converted Notes, based on the Conversion Rate as increased to reflect the Additional Shares pursuant to the table set forth below, in accordance with Section 12.02. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than the actual Effective Date of such Make-Whole Fundamental Change or, if later, within two Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction in accordance with Section 12.01(b)(iii).

(c) The number of Additional Shares, if any, by which the Conversion Rate is increased in connection with a Make-Whole Fundamental Change shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (as used in such table, the “Effective Date”) and the price (as used in such table, the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share, in which case the cash due upon conversion shall be paid to Holders on the third Scheduled Trading Day following the Conversion Date. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the 10 Trading Day period ending on, and including, the Scheduled Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 12.04.

(e) The following table sets forth the number of Additional Shares, if any, by which the Conversion Rate shall be increased pursuant to this Section 12.03 for each Stock Price and Effective Date set forth below:

Effective Date	Stock Price
	$25.11	$27.50	$30.00	$32.50	$35.00	$37.50	$40.00	$42.50	$45.00	$47.50	$50.00	$55.00	$60.00
June 14, 2010	9.8813	7.5921	5.5903	4.0839	2.9530	2.1074	1.4788	1.0154	0.6777	0.4359	0.2672	0.0818	0.0156
June 15, 2011	9.8813	7.5493	5.4109	3.8239	2.6576	1.8101	1.2022	0.7732	0.4771	0.2789	0.1520	0.0330	0.0025
June 15, 2012	9.8813	6.9746	4.6798	3.0337	1.8918	1.1276	0.6360	0.3347	0.1612	0.0689	0.0246	0.0004	0.0000
June 15, 2013	9.8813	6.4201	3.3898	0.8257	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $60.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares will be added to the Conversion Rate; and

(iii) if the Stock Price is less than $25.11 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 39.8247 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 12.04.

Section 12.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 12.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR' = CR0 ×	OS' OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the opening of business on the effective date of such share split or share combination, as applicable;

CR'	=	the Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the opening of business on such Ex-Dividend Date or effective date; and

OS'	=	the number of shares of Common Stock outstanding immediately after giving effect to, and solely as a result of, such dividend, distribution, share split or share combination.

Any adjustment made under this Section 12.04(a) shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the opening of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 12.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For purposes of this Section 12.04(a), the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Dividend Date for such dividend or distribution shall not include the Company’s shares of Common Stock held by it in treasury, if any. The Company shall not pay any dividend or make any distribution on the Common Stock held in treasury, if any.

(b) If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR' = CR0 ×	OS0 + X OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such issuance;

CR'	=	the Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the opening of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 12.04(b) shall become effective immediately after the opening of business on the Ex-Dividend Date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be decreased, effective as of the date of such expiration or termination, to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such issuance, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 12.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. The number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Dividend Date for such issuance shall not include the Company’s shares of Common Stock held in treasury, if any. The Company shall not issue any such rights, options or warrants in respect of the Company’s Common Stock held in treasury, if any.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of its or rights, options or warrants to acquire its Capital Stock, or other securities, to all or substantially all holders of the Common Stock, excluding: (i) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 12.04(a) or Section 12.04(b), (ii) dividends or distributions paid exclusively in cash, (iii) dividends or distributions that constitute Reference Property following a Merger Event pursuant to Section 12.06; and (iv) Spin-Offs as to which the provisions set forth below in this Section 12.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock, or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR' = CR0 ×	SP0 SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 12.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the closing sale prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, for purposes of the adjustment above, “FMV” shall be deemed to be $0.01 less than SP0 and, in addition to the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, an amount of Distributed Property equal in value and proportionate in kind to the distribution that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for the distribution less the deemed “FMV”.

Any increase made under the portion of this Section 12.04(c) above shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared.

With respect to an adjustment pursuant to this Section 12.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off) on a national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR' = CR0 ×	FMV0 MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for the Spin-Off;

CR'	=	the Conversion Rate in effect immediately at the opening of business on the Ex-Dividend Date for the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such Capital Stock or similar equity interest were the Common Stock) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph of this Section 12.04(c) shall be determined on the last day of the Valuation Period, but will be given effect as of the opening of business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references within the portion of this Section 12.04(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced, for purposes of calculating the Conversion Rate in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period. For purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 12.04(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date. In the event that such Spin-Off described in the preceding paragraph of this Section 12.04(c) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to effect such Spin-Off, to be the Conversion Rate which would then be in effect if such Spin-Off had not been declared.

For purposes of this Section 12.04(c) (and subject in all respect to Section 12.09), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.04(c) (and no adjustment to the Conversion Rate under this Section 12.04(c) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 12.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 12.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 12.04(a), Section 12.04(b) and this Section 12.04(c), if any dividend or distribution to which this Section 12.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 12.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 12.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 12.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 12.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 12.04(a) and Section 12.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the opening of business on such Ex-Dividend Date or effective date” within the meaning of Section 12.04(a) or “outstanding immediately prior to the opening of business on such Ex-Dividend Date” within the meaning of Section 12.04(b).

(d) If the Company pays or makes any cash dividend or distribution to all or substantially all holders of the Common Stock, other than (i) a regular, quarterly cash dividend that does not exceed $0.13 per share (the “Initial Dividend Threshold”), (ii) cash dividends or distributions made in connection with the Company’s liquidation, dissolution or winding-up and (iii) dividends or distributions that constitute Reference Property following a Merger Event pursuant to Section 12.06, the Conversion Rate shall be adjusted based on the following formula:

CR' = CR0 ×	SP0 SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such dividend or distribution;

CR'	=	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of its Common Stock in excess of the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero.

The Initial Dividend Threshold shall be subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment to the Conversion Rate under this Section 12.04(d).

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, for purposes of the adjustment above, “C” shall be deemed to be $0.01 less than “SP0” and, in addition to the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, an amount of cash equal in value to the dividend that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such cash dividend or distribution less the deemed “C”.

The adjustment to the Conversion Rate pursuant to this Section 12.04(d) shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) In addition to those adjustments required by subsections (a), (b), (c) and (d) of this Section 12.04, and to the extent permitted by applicable law, the Company from time to time may (but is not required to) increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least one day prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(f) Notwithstanding anything to the contrary in this Article 12, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) solely for a change in the par value of the Common Stock; or

(v) for accrued and unpaid Special Interest, if any.

(g) All calculations and other determinations under this Article 12 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by 1% or more, then the adjustment that is not made shall be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to affected Notes (i) on the Conversion Date for any Notes and any Trading Day in the related Observation Period and (ii) on each of the 10 consecutive Trading Days beginning on, and including, the 12th Scheduled Trading Day immediately preceding the Maturity Date.

(h) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(i) For purposes of this Section 12.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(j) Notwithstanding the above set forth in this Section 12.04 and Section 12.03, in the event of an increase in the Conversion Rate above that which would result in the Notes, in the aggregate, becoming convertible into shares of Common Stock in excess of limitations set forth in the listing standards of The NASDAQ Global Select Market, the Company shall, at its option, either obtain stockholder approval of such issuances or pay cash in lieu of any shares otherwise deliverable upon conversions in excess of such limitations based on the Daily VWAP of the Common Stock on each Trading Day of the relevant Observation Period in respect of which, in lieu of delivering the Common Stock, the Company is paying cash pursuant to this subsection.

Section 12.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Settlement Amounts or the Daily Conversion Values over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which such Last Reported Sale Prices, the Daily VWAPs, the Daily Settlement Amounts or the Daily Conversion Values are to be calculated.

Section 12.06. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock. (a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, or

(iv) any binding share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then (x) at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes will be changed into a right to convert such principal amount of the Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and (y) prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(m) providing for such change in the right to convert each $1,000 principal amount of Notes. However, at and after the effective time of the Merger Event:

(i) the amount otherwise payable in cash upon conversion of the Notes as set forth under Section 12.02(a) above shall continue to be payable in cash;

(ii) the Company shall continue to have the right to elect to determine the form of consideration to be paid or delivered, as the case may be, in respect of the remainder, if any, of its Conversion Obligation in excess of the principal amount of the Notes being converted as set forth under Section 12.02(a);

(iii) the number of shares of the Common Stock, if any, otherwise deliverable upon conversion of the Notes as set forth under Section 12.02(a) above shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of the Common Stock would have received in such Merger Event; and

(iv) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one share of the Common Stock would have received in such Merger Event.

For purposes of the foregoing, if the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property used to determine the amount of cash into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 12 in the judgment of the Board of Directors or the board of directors of the successor or purchasing Person. If, in the case of any Merger Event, the Reference Property includes securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 13.

(b) In the event the Company shall execute a supplemental indenture pursuant to this Section 12.06, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or other property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) Notwithstanding the foregoing, if the holders of the Common Stock receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (i) the Settlement Amount for each $1,000 principal amount of Notes shall be an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 12.03), multiplied by the price paid per share of Common Stock in such Merger Event and (ii) the Company shall satisfy its Conversion Obligation by paying cash to converting Holders on the third Scheduled Trading Day immediately following the Conversion Date.

(d) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 12.06. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes as set forth in Section 12.01 and Section 12.02 prior to the effective date of such Merger Event.

(e) The above provisions of this Section shall similarly apply to successive Merger Events.

(f) In connection with any Merger Event, the Initial Dividend Threshold shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Merger Common Stock”), the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Common Stock would receive in such Merger Event (such quotient rounded down to nearest cent).

(ii) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, multiplied by (y) the Merger Valuation Percentage for such Merger Event (such product rounded down to nearest cent).

(iii) For the avoidance of doubt, in the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to zero.

Section 12.07. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.06 relating either to the kind or amount of securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 12.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 5.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 12.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 12.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 12.01(b).

Section 12.08. Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 12.04 or Section 12.09; or

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries (and the related Ex-Dividend Date), or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 12.09. Stockholder Rights Plans. To the extent that the Company has a rights plan in effect prior to any conversion of the Notes and the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidences of indebtedness, assets, property, rights, options or warrants as provided in Section 12.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 13

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 13.01. Repurchase at Option of Holders upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid Special Interest, if any, thereon to but excluding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date is after a Regular Record Date but on or prior to the Special Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid Special Interest, if any, to Holders of record on such Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 13.

(b) To exercise a repurchase right, a Holder must:

(i) deliver to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Applicable Procedures of the Depositary for surrendering interests in Global Notes, if the Notes are Global Notes; and

(ii) deliver the Notes to be repurchased, if the Notes are Physical Notes, to the Paying Agent (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes to the Paying Agent, if the Notes are Global Notes, in compliance with the Applicable Procedures of the Depositary, in each case on or before the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 13.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 13.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change or, if later, within two Business Days of the date upon which the Company receives notices, or becomes aware of, such transaction, the Company shall provide to all Holders of Notes, the Trustee and the Paying Agent (if other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such Fundamental Change Company Notice shall be by first class mail or, in the case of Global Notes, in accordance with the Applicable Procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in New York City or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 13;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the Conversion Rate and any adjustments to the Conversion Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 13.01.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased on any date by the Company at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes) and shall deem to be cancelled any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 13.02. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 13.02 at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures of the Depositary.

Section 13.03. Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 11.03) on or prior to 11:00 a.m. (New York City time) on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date) will be made in accordance with Section 2.03(b) on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in this Article 13) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying

Agent appointed by the Company) by the Holder thereof in the manner required by this Article 13 for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. (New York City time) on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then (i) such Notes will cease to be Outstanding, (ii) Special Interest, if any, will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Article 13.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 13.04. Covenant to Comply with Applicable Laws upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act; and

(b) file a Schedule TO or any successor or similar schedule,

in each case, so as to permit the rights and obligations under this Article 13 to be exercised in the time and in the manner specified in this Article 13.

ARTICLE 14

NO REDEMPTION

Section 14.01. No Redemption. The Notes shall not be redeemable by the Company prior to Maturity, and no sinking fund is provided for the Notes.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

MICROSOFT CORPORATION

By:	/s/ George H. Zinn
Name: George H. Zinn
Title: Vice President, Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Melonee Young
Name: Melonee Young
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THE OFFER AND SALE OF THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR SUCH SHARES OF COMMON STOCK, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH MICROSOFT CORPORATION OR ANY AFFILIATE OF MICROSOFT CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO MICROSOFT CORPORATION OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS

OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF MICROSOFT CORPORATION AND THE TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER IN THE SOLE DISCRETION OF MICROSOFT CORPORATION AFTER THE RESALE RESTRICTION TERMINATION DATE.]

MICROSOFT CORPORATION

Zero Coupon Convertible Senior Notes due 2013

No. [ ]	Initially $[ ]

CUSIP No. 594918 AE4

MICROSOFT CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other Outstanding Notes, shall not, unless permitted by the Indenture, exceed $1,250,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on June 15, 2013.

This Note shall not bear interest, and the principal amount shall not accrete. This Note may, however, bear Special Interest in accordance with Section 4.02(c), Section 11.06(d) and Section 11.06(e), as applicable, of the within-mentioned Indenture. Special Interest, if any, is payable semi-annually in arrears on each June 15 and December 15 to Holders of record at the close of business on the preceding June 1 and December 1 (whether or not such day is a Business Day), respectively. Accrued Special Interest, if any, on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

Any Defaulted Special Interest shall accrue interest per annum at the Special Interest rate, if any, borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Special Interest shall have been paid by the Company, at its election, in accordance with Section 2.08 of the Indenture.

The Company shall pay the principal of and Special Interest, if any, on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be governed by, and construed in accordance with, the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

MICROSOFT CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Name: Title:

[FORM OF REVERSE OF NOTE]

MICROSOFT CORPORATION

Zero Coupon Convertible Senior Notes due 2013

This Note is one of a duly authorized issue of Notes of the Company, designated as its Zero Coupon Convertible Senior Notes due 2013 (the “Notes”) issued under and pursuant to an Indenture dated as of June 14, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and Special Interest, if any, on, all Notes may be declared due and payable, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of (a) the Fundamental Change Repurchase Price and (b) the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. The Indenture also provides that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to (i) pay the principal (including the Fundamental Change Repurchase Price, if applicable) of, (ii) pay accrued and unpaid Special Interest, if any, on, and (iii) pay or deliver, as the case may be, cash or a combination cash and shares Common Stock due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash or a combination of cash and shares of Common Stock, at the Company’s election, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

MICROSOFT CORPORATION

Zero Coupon Convertible Senior Notes due 2013

The initial principal amount of this Global Note is [            ] DOLLARS ($[            ]). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

NOTICE OF CONVERSION WITH RESPECT TO:

MICROSOFT CORPORATION

Zero Coupon Convertible Senior Notes due 2013

To: [            ]

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, and directs that the cash payable and shares of Common Stock, if any, upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Note not converted is to be issued in the name of a Person other than the undersigned, the undersigned will, if required, pay all transfer or similar taxes, if any, as required by Section 12.02(f) of the Indenture. Any amount required to be paid to the undersigned on account of Special Interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed

by an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if

Notes are to be delivered, other than

to and in the name of the registered holder.

Fill in for registration of Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

FUNDAMENTAL CHANGE REPURCHASE NOTICE WITH RESPECT TO:

MICROSOFT CORPORATION

Zero Coupon Convertible Senior Notes due 2013

To: [            ]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Microsoft Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Special Interest Payment Date, accrued and unpaid Special Interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

ASSIGNMENT AND TRANSFER OF:

MICROSOFT CORPORATION

Zero Coupon Convertible Senior Notes due 2013

For value received                                               hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                              attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐ To Microsoft Corporation or a subsidiary thereof; or

☐ for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended, to a person it reasonably believes is a qualified institutional buyer (as defined in Rule 144A) that purchases for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A; or

☐ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐ Pursuant to any other available exemption from the registration requirements of the Securities Act of 1933, as amended, if available.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an

eligible Guarantor Institution (banks, stock

brokers, savings and loan associations and

credit unions) with membership in an approved

signature guarantee medallion program pursuant

to Securities and Exchange Commission

Rule 17Ad-15 if Notes are to be delivered, other

than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.